COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

LLC-1014N
(07/05)

ARTICLES OF AMENDMENT

CHANGING THE NAME OF A VIRGINIA LIMITED LIABILITY COMPANY
By the Members

The undersigned, pursuant to § 13.1-1014 of the Code of Virginia, executes these articles and states as follows:

1. The current name of the limited liability company is AHS Cumberland Hospital, LLC

2. The name of the limited liability company is changed to Cumberland Hospital, LLC

3. The foregoing amendment was adopted by a majority vote of the members entitled to vote on

   September 28, 2005
   (date)

4. CHECK IF APPLICABLE (see instructions):

   ☑ The person signing this document on behalf of the limited liability company has been delegated the right and power to manage the company's business and affairs.

Executed in the name of the limited liability company by:

[signature] (signature) — 9/28/2005 (date)

Steven T. Davidson (printed name) — Vice President (title)

S075502-7 (limited liability company's SCC ID no.) — (telephone number (optional))

SEE INSTRUCTIONS ON THE REVERSE

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

AT RICHMOND, OCTOBER 4, 2005

The State Corporation Commission has found the accompanying articles submitted on behalf of

Cumberland Hospital, LLC
(formerly known as AHS Cumberland Hospital, LLC)

to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective October 4, 2005.

STATE CORPORATION COMMISSION

By Mark C. Christie

Commissioner

05-10-03-0617
LLAACPT

ARTICLES OF ORGANIZATION

OF

AHS CUMBERLAND HOSPITAL, LLC

The undersigned organizer, desiring to form a limited liability company pursuant to Chapter 12 of Title 13.1 of the Code of Virginia, hereby states the following:

1. **NAME.** The name of the limited liability company is AHS Cumberland Hospital, LLC.

2. **REGISTERED AGENT AND REGISTERED OFFICE.** The initial registered agent of the limited liability company is an individual who is a resident of Virginia and a member of the Virginia Bar. The name and address of such agent are:

Beverley L. Crump, Esq.
11 South 12th Street
City of Richmond, Virginia 23219

3. **PRINCIPAL OFFICE.** The address of the initial principal office of the limited liability company is:

102 Woodmont Boulevard
Suite 800
Nashville, Tennessee 37205

IN WITNESS WHEREOF, the undersigned has duly executed these Articles of Organization this 21st day of March, 2002.

JONATHAN M. SKEETERS, Organizer

NAS 530567.1